Exhibit 4.1

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK CUSIP654110 10 5 SEE REVERSE FOR CERTAIN DEFINITIONS SPECIMEN FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.0001 PAR VALUE, OF Nikola CorporatioN, transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile signatures of its duly authorized officers. 2020 PRESIDENT and CHIEF EXECUTIVE OFFICER SECRETARY 0000001

JT TEN Shares of the common stock represented by this Certificate and do hereby irrevocably constitutes and appoint Attorney, to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.